         As filed with the Securities and Exchange Commission on January 4, 1999
                                                      Registration No. 333-65031

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

          Maine                       6120                        01-0437984
------------------------    -------------------------        -------------------
 (State or other juris-         (Primary Standard             (I.R.S. Employer
diction of incorporation    Industrial Classification        Identification No.)
    or organization)                Code No.)

                                  P.O. Box 9540
                               One Portland Square
                           Portland, Maine 04112-9540
                                 (207) 761-8500
     -----------------------------------------------------------------------
     (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                 William J. Ryan
                 Chairman, President and Chief Executive Officer
                     Peoples Heritage Financial Group, Inc.
                                  P.O. Box 9540
                               One Portland Square
                           Portland, Maine 04112-9540
                                 (207) 761-8500
 ------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 with a copy to:

                             Gerard L. Hawkins, Esq.
                             Elias, Matz, Tiernan & Herrick L.L.P.
                             734 15th Street, N.W.
                             Washington, D.C. 20005
                             (202) 347-0300


================================================================================

                                     PART II

Deregistration of Securities:

The Registrant hereby deregisters 1,394,115 shares of common stock, par value $.01 per share, and related preferred stock purchase rights (collectively, the "Common Stock") out of 17,650,000 shares of Common Stock previously registered. The shares of Common Stock deregistered hereby were not issued in connection with the Registrant's recently-completed acquisition of SIS Bancorp, Inc. ("SIS"). An aggregate of approximately 16,255,885 shares of Common Stock are issuable in exchange for the outstanding shares of common stock of SIS.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine on the 4th day of January 1999.


                                    PEOPLES HERITAGE FINANCIAL GROUP, INC.



                                    By: /s/ William J. Ryan
                                        ----------------------------------
                                        William J. Ryan
                                        Chairman, President, and Chief
                                        Executive Officer


/s/ Robert P. Bahre*                         Date: January 4, 1999
----------------------------------------
Robert P. Bahre
Director


/s/ Peter J. Baxter*                         Date: January 4, 1999
----------------------------------------
Peter J. Baxter
Vice Chairman, Executive Vice President
 and Chief Operating Officer


/s/ P. Kevin Condron*                        Date: January 4, 1999
----------------------------------------
P. Kevin Condron
Director


/s/ Everett W. Gray*                         Date: January 4, 1999
----------------------------------------
Everett W. Gray
Director

/s/ Andrew W. Greene*                        Date: January 4, 1999
----------------------------------------
Andrew W. Greene
Director


----------------------------------------
Katherine M. Greenleaf
Director


/s/ Douglas S. Hatfield*                      Date: January 4, 1999
----------------------------------------
Douglas S. Hatfield
Director



---------------------------------
Dana S. Levenson
Director


/s/ Robert A. Marden, Sr.*                    Date: January 4, 1999
----------------------------------------
Robert A. Marden, Sr.
Vice Chairman


/s/ Philip A. Mason*                          Date: January 4, 1999
----------------------------------------
Philip A. Mason
Director


/s/ Malcolm W. Philbrook, Jr.*                Date: January 4, 1999
----------------------------------------
Malcolm W. Philbrook, Jr.
Director